Exhibit 99
News Release
[LOGO]	First Midwest Bancorp, Inc.	First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE	CONTACT:	Steven H. Shapiro (630) 875-7345 www.firstmidwest.com
	TRADED: SYMBOL:	Nasdaq FMBI
FIRST MIDWEST BANCORP, INC. RECEIVES INVESTMENT GRADE RATING FROM MOODY'S

ITASCA, IL, AUGUST 14, 2003 - First Midwest Bancorp, Inc. (Nasdaq:FMBI) today announced that Moody's Investment Service had assigned investment grade ratings to both First Midwest Bancorp and its subsidiary, First Midwest Bank. Moody's assigned ratings of Baa1 to First Midwest and deposit ratings of A3 for long-term deposits and Prime-1, its highest rating, for short-term deposits to First Midwest Bank. Moody's outlook for all of these ratings is stable.

"We are extremely pleased with these ratings," said John O'Meara, Chief Executive Officer and President of First Midwest. "They reflect the strength of our financial position, the strong quality of our loan and investment portfolios and the ongoing strength of our operating performance."

First Midwest is the premier relationship-based banking franchise in the wealthy and growing suburban Chicago banking markets. As the largest independent bank holding company and one of the overall largest banking companies in the Chicago metropolitan area, First Midwest provides the full range of both business and retail banking, trust and investment management services through 70 offices located in more than 40 communities, primarily in northern Illinois.

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